UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Cole Office & Industrial REIT (CCIT II), Inc.’s board of directors authorized a daily distribution, based on 366 days in the calendar year, of $0.0017213115 per share (which equates to approximately 6.30% on an annualized basis, calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2016 and ending on March 31, 2016. The payment date for each of the daily distributions of the period commencing on January 1, 2016 and ending on January 31, 2016 will be in February 2016. The payment date for each of the daily distributions of the period commencing on February 1, 2016 and ending on February 29, 2016 will be in March 2016. The payment date for each of the daily distributions of the period commencing on March 1, 2016 and ending on March 31, 2016 will be in April 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2015	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer (Principal Financial Officer)

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